Exhibit 99.1

BranchOut Food Expects to Exit 2026 at a ~$26M Annualized Run Rate, Roughly 80% Above FY2026 Revenue, Based on Forecasted Record Q4 Revenue of $6M–$7M

Q4 revenue expected to grow 50%–75% year over year, driven by major retail launches and ingredient growth, establishing a new recurring revenue base of approximately $4 million per quarter. This represents a fundamental shift from the Company’s historical reliance on large, one-time orders, creating a predictable revenue foundation for the first time, with additional retail programs providing growth beyond this new base.

Key Highlights

●	Record Q4 revenue of $6 million to $7 million expected, up 50–75% year over year, representing a $24 million to $28 million annualized run rate and a substantially higher revenue base heading into 2027.

●	Q3 revenue of approximately $1 million, reflecting timing of customer delivery schedules, with approximately $420,000 of warehouse club shipments delivered in early October, and a major ingredient customer expanded its program by approximately $3 million, with deliveries from Q4 through 2027.

●	No Additional Capital Anticipated: Following the anticipated closing of a common stock offering in October 2026, management believes the Company will have sufficient capital to fund its current operating plan and anticipated growth initiatives, including for seasonal raw material purchases and increased production volumes.

●	Recurring revenue base of approximately $4 million per quarter heading into 2027, driven by:

○	Newly launched everyday retail program in 309 clubs at the nation’s second-largest warehouse club retailer.

○	Five branded products now on shelves at a leading U.S. mass retailer.

○	Contracted industrial ingredient orders, with ingredient revenue projected to grow from approximately $2 million in 2025 to $6–7 million in 2026 and more than $10 million in 2027.

●	In-season raw material purchases for strawberry and blueberry programs were well below the off-season prices that cut Q2 gross margin and are expected to improve gross margin beginning in Q4.

●	Record Production and Approaching Cash Breakeven: Production reached a record 55,000 kg in September, with 60,000–70,000 kg per month targeted for Q4. Management estimates monthly cash operating breakeven at approximately 55,000 kg ($21 million annualized revenue).

●	New programs: an approximately $2 million Tropical Fruit Mix order beginning to ship in December, plus Dried Cheesecake Snacks at the nation’s two largest warehouse club retailers.

●	Crunchy Cheese Sticks entering a major dollar-channel test, with potential to become an approximately $5 million annual recurring revenue program.

●	Engaged Hayden IR to lead its investor relations program, and will be presenting at Planet MicroCap: Toronto 2026 on Wednesday October 28th at 9:00am ET and will be available for 1x1 investor meetings October 28 and 29.

BEND, Ore., Oct 22nd 2026 — BranchOut Food Inc. (NASDAQ: BOF), a food technology company pioneering next-generation fruit, vegetable, and dairy-based snacks and ingredients through its advanced REV dehydration technology, today provided a third-quarter business update and outlined management’s expectations for record fourth-quarter 2026 revenue of $6 million to $7 million, up 50% to 75% year over year. At the midpoint, fourth-quarter revenue implies an annualized run rate of approximately $26 million, roughly 80% above expected full-year 2026 revenue of $14 million to $15 million.

The anticipated record fourth quarter is driven by increasing factory production, major new everyday, continuous retail programs, and rapid growth in the Company’s industrial ingredient business. With BranchOut ingredients increasingly incorporated into established product formulations at major CPG companies, the Company is developing a growing foundation of predictable, recurring revenue.

Management believes these developments represent an important turning point as BranchOut transitions from a business historically dependent on large, onetime purchase orders toward a more consistent recurring revenue base, with significantly greater visibility into future customer demand.

Q3 Investments and Expanding Customer Commitments Position Company for Record Fourth Quarter

BranchOut’s third quarter was focused on preparing for a significant increase in business, with major everyday retail programs launching and industrial ingredient customers substantially expanding their purchase commitments. Several large industrial ingredient customers rescheduled deliveries from Q3 into Q4 while significantly increasing their overall orders, including the launch of substantial recurring blueberry, strawberry, and banana programs. These expanded commitments reflect growing demand and provide greater visibility into future revenue throughout 2027 and beyond. At the same time, the Company prepared for the launch of everyday retail programs with two of the nation’s largest retailers, both expected to contribute meaningfully to fourth-quarter revenue and establish new sources of recurring business.

To support this growth, BranchOut invested significantly in raw materials, finished goods inventory, manufacturing equipment, and production capacity during Q3, positioning the Company to increase production and fulfill its expanding order book. Due to the timing of customer deliveries and major retail launches, Q3 revenue is expected to be approximately $1 million, including the impact of approximately $420,000 in warehouse club shipments originally scheduled for late September that shifted into early October. Additionally, a major industrial ingredient customer expanded its program by approximately $3 million, with deliveries scheduled from Q4 2026 through the first half of 2027.

Based on current booked orders and anticipated delivery schedules, management expects record Q4 revenue of approximately $6 million to $7 million, representing a significant increase from Q3 and all prior quarters.

More importantly, management believes these developments mark a fundamental shift toward a larger, more predictable base of recurring revenue, supported by ongoing retail replenishment and industrial ingredients incorporated into established commercial products. This growing foundation is expected to support continued growth, improved manufacturing efficiency, and stronger margins.

CEO Commentary

“While Q3 revenue was impacted by customer delivery schedules, the underlying developments in our business tell a very different story about where BranchOut is headed,” said Eric Healy, Chief Executive Officer of BranchOut Food.

“During the quarter, we invested significant working capital in inventory and ramped our manufacturing operations in preparation for several major recurring customer programs beginning in Q4. At the same time, some of our largest industrial ingredient customers moved deliveries from Q3 into Q4, but importantly, they also substantially increased their total commitments, with major recurring orders for blueberries, strawberries, and now bananas extending well into 2027.

“We’re not simply replacing the revenue that shifted out of Q3. We’re building a significantly larger foundation of recurring business than we’ve ever had before.

“In September, our factory achieved a record 55,000 kilograms of production, and we’re targeting 60,000–70,000 kilograms per month during Q4. Based on our current booked orders, we expect record fourth-quarter revenue of approximately $6 million to $7 million, representing an annualized revenue run rate of approximately $26 million at the midpoint.

“What’s particularly exciting is the visibility we’re beginning to develop into 2027. Our new everyday retail programs and substantially expanded industrial ingredient commitments are creating a much more consistent foundation of customer demand. This is a fundamental change from the large, individual purchase orders that have historically driven our revenue and created significant fluctuations between quarters.

“Our ingredient business is becoming an increasingly important part of this transformation. We’re seeing growing adoption from major food manufacturers, significant increases in existing customer commitments, and new opportunities across multiple ingredient categories. We believe this business has tremendous potential to continue expanding over the coming years.

“We also have an exciting pipeline of new products and retail opportunities, including our Tropical Fruit Mix launch and innovative Crunchy Cheese Sticks, which could open another significant category of growth for BranchOut.

“As we continue increasing factory production, we expect our manufacturing costs per pound to decline and margins to improve. We’ve made substantial investments in building the infrastructure to support a much larger company, and we’re now beginning to see the customer demand and production volumes necessary to realize the benefits of those investments.

“While Q3 was a challenging quarter from a revenue perspective, we believe the progress made during the period has positioned BranchOut for a record Q4 and, more importantly, a substantially stronger and more predictable business heading into 2027.”

Factory Achieves Record Production as Manufacturing Volumes Accelerate

BranchOut achieved a new monthly production record of approximately 55,000 kilograms in September, demonstrating the expanding scale and improving capabilities of its manufacturing operations in Peru.

Building on this milestone, the Company is targeting monthly production volumes of approximately 60,000–70,000 kilograms during the fourth quarter to support increasing retail and industrial ingredient demand.

This growth in production follows several years of investment in equipment, manufacturing infrastructure, workforce development, and operational improvements designed to support a substantially larger business.

As manufacturing volumes increase, management expects production costs per pound to decline as fixed factory expenses are spread across greater output. More consistent production schedules are also expected to improve labor efficiency, reduce downtime between production runs, and create opportunities for more favorable raw material purchasing. Management estimates the Company reaches cash operating breakeven at approximately 45,000 kilograms of monthly production, or approximately $18 million in annual revenue, in an optimized scenario with target raw material and overhead costs. At recent costs, breakeven is approximately 55,000 kilograms per month, or approximately $21 million in annual revenue. Management expects the breakeven level to move toward the optimized scenario as in-season contracted sourcing and lower overhead reduce costs.

The growing proportion of recurring customer programs is particularly important in supporting these improvements, as predictable order volumes allow the Company to operate its manufacturing lines more consistently and efficiently.

Management believes the combination of higher production volumes and improved manufacturing efficiency will contribute to stronger gross margins and support the Company’s progress toward sustained profitability. Raw materials for the expanded strawberry and blueberry programs are being purchased in season under contract, at prices well below the off-season spot purchases that reduced second-quarter gross margin. Management expects this to lift gross margin beginning in the fourth quarter.

Major Warehouse Club Everyday Program Establishes Recurring Revenue Foundation

BranchOut’s Crunchy Fruit Chips have officially launched as an everyday offering across 309 clubs at the nation’s second-largest warehouse club retailer, marking a significant milestone in the Company’s retail expansion.

The transition from a limited-time promotional program to everyday distribution represents an important change in BranchOut’s business with this major customer.

Rather than fulfilling individual promotional purchase orders, the Company now has the opportunity to support ongoing replenishment as products sell through at the club level, creating the potential for more consistent demand and predictable manufacturing schedules.

Management believes this program establishes an important foundation for continued expansion within the warehouse club channel, with opportunities to introduce additional products and increase distribution over time.

Tropical Fruit Mix Preparing for Additional $2 Million Retail Program

Building on its expanding relationship with the same warehouse club retailer, BranchOut is preparing production for an additional Tropical Fruit Mix program representing approximately $2 million in anticipated revenue, with initial deliveries expected before year-end.

The new product expands BranchOut’s assortment within the retailer and demonstrates the Company’s ability to develop innovative fruit snacks that deliver distinctive flavor and texture through its REV technology.

Management has high expectations for the product’s retail performance and believes a successful launch could create the opportunity for Tropical Fruit Mix to transition into another everyday offering.

If successful, the program would provide an additional source of recurring revenue while increasing manufacturing volumes through the Company’s existing production infrastructure.

Five-Product Launch Hits the ‘target’ at Leading Mass Retailer, Establishing National Distribution

BranchOut has completed the launch of five branded products at a leading U.S. mass retailer, with the new assortment now available on store shelves.

The launch significantly expands BranchOut’s branded retail footprint and introduces additional consumers to its innovative fruit, vegetable, and dairy-based snacks.

The assortment highlights the versatility of BranchOut’s REV technology and its ability to create differentiated products across multiple snack categories.

Management believes the expanded distribution provides another important opportunity to generate ongoing replenishment orders as products gain traction with consumers, while creating a platform for future product introductions and additional distribution growth.

Together with the Company’s expanding warehouse club presence, the launch represents another step toward establishing a broader, more consistent base of retail revenue.

Industrial Ingredient Business Establishes Substantial Growing Base of Predictable, Recurring Revenue

BranchOut’s industrial ingredient business continues to accelerate, with substantial new and expanded customer commitments establishing a growing foundation of predictable, recurring revenue. The Company has secured significant recurring orders across multiple fruit categories, including blueberries, strawberries, and, most recently, bananas. Customer purchase commitments have increased substantially, reflecting growing demand from major food manufacturers.

Importantly, BranchOut’s ingredients are now being incorporated directly into established commercial recipes and formulations at major CPG companies. Once integrated, these ingredients are difficult and costly to replace, creating long-term customer relationships and the potential for consistent repeat orders as these products continue to be manufactured. While certain large ingredient deliveries originally anticipated during Q3 were moved into Q4, these changes were accompanied by significant increases in total customer commitments, strengthening the Company’s revenue outlook and providing greater visibility into future demand.

Following approximately $2 million in ingredient revenue in 2025, management projects approximately $6–7 million in 2026 and more than $10 million in 2027, driven by expanding customer commitments and growing adoption across snacks, bars, cereals, bakery products, and other packaged foods. BranchOut is also working on expanding into Europe, with plans to attend SIAL Paris, one of the world’s largest food industry trade shows, in October. The Company has already scheduled multiple meetings with prospective industrial ingredient customers and is arranging for its products to be presented to key European food manufacturers, opening new opportunities for international growth.

Management believes the integration of its ingredients into established CPG products represents a fundamental shift in the business, creating greater revenue visibility and predictability for the first time. With substantial recurring programs already established, expanding international opportunities, and a growing commercial pipeline, industrial ingredients are positioned to become one of BranchOut’s most significant and dependable long-term growth drivers.

Innovative Crunchy Cheese Stick Line Launches in Convenience Store Channel Ahead of Major Dollar-Channel Retail Test

BranchOut recently unveiled its innovative Crunchy Cheese Stick line at the NACS Show in Las Vegas, the premier trade show for the convenience store industry, introducing a unique new snack made from 100% real cheese, dehydrated and puffed into a light, crunchy stick with 15 grams of protein per bag and just one ingredient: cheese.

The product received overwhelmingly positive feedback at the show, reinforcing management’s belief that its combination of innovation, convenience, and high protein content makes it an ideal fit for the convenience store channel and today’s growing demand for protein-rich snacks.

BranchOut is also preparing for a major dollar-channel retail test in November, which could develop into an approximately $5 million annual recurring revenue opportunity following a successful test and broader rollout.

Management believes Crunchy Cheese Sticks could become one of the Company’s most significant growth platforms, with potential across convenience stores, mass retail, club stores, and other channels. Given the size of the cheese and protein-snacking categories, management believes this product line has the potential to eventually surpass BranchOut’s fruit snack business, opening a substantial new market opportunity for the Company’s REV technology.

Innovative Dried Cheesecake Snacks Preparing for Holiday Launch at Nation’s Largest Warehouse Club Retailer in Texas

BranchOut is preparing to launch its innovative Dried Cheesecake Snacks at the nation’s largest warehouse club retailer in Texas for the upcoming holiday season, marking an exciting expansion into the dessert-snacking category. Production is currently underway at the Company’s manufacturing facility in Peru, with initial deliveries being prepared for the holiday launch.

Developed using BranchOut’s REV technology, the product transforms traditional cheesecake into a convenient, shelf-stable snack while preserving its rich flavor and creamy characteristics.

Several additional regions within the warehouse club retailer have already expressed interest in the product and are closely monitoring the Texas launch to evaluate opportunities for expansion. Management believes a successful launch could lead to a much broader regional rollout, potentially establishing Dried Cheesecake Snacks as a significant new product line and revenue opportunity for BranchOut.

Investor Relations and Upcoming Conference

BranchOut has engaged Hayden IR to lead its investor relations program. Management will present at Planet MicroCap: Toronto 2026 on Wednesday October 28th at 9:00am ET, available via webcast by clicking here, and will be available for 1x1 investor meetings October 28 and 29. Investors can request a meeting at www.planetmicrocap.com or by emailing James@HaydenIR.com.

Investor Relations:

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified using words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “position”, “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements with respect to the operations of BranchOut Food, Inc., (the Company) strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.